10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  SMALL CAPITALIZATION GROWTH INVESTMENTS:
  MANAGED BY: WALL STREET ASSOCIATES

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
Cross Country Inc.  10/24/01 Countrywide Securities  9,400 $17.00  0.12%

AMN Healthcare Serv 11/12/01 Bank of America        10,400 $17.00  0.10%

UT Starcom    02/28/02 Merrill Lynch & Co.    39,800  20.25  0.40%

Arch Capit    25,100  25.59  0.39%

AMH Health    70,900  31.00  0.71%

        (1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.







     10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  INTERMEDIATE FIXED INCOME INVESTMENTS :
  MANAGED BY: BLACKROCK FINANACIAL MANAGEMENT INC.

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
AOL Time Warner     04/03/02 J.P. Morgan Chase      598,086 $99.68  0.06%
5.625% due 05/01/05

AOL Time Warner     04/03/02 Morgan Stanley Dean    386,295 $99.05  0.02%
6.875% due 5/01/12           Witter

Bank One NA         03/19/02 Banc One Capital       915,041  99.46  0.06
5.500% due 3/26/07           Markets

Cit Group Holdings  03/26/02 Lehman Brothers Inc.   198,114  99.06  0.02

Equity Residental Pr
6.625% due 3/15/12

MBNA Credit Card    7/16/02  Lehman Brothers Inc.   900,000  100.00 3.57%
Master Trust


        (1) Represents purchases by all affiliated funds; may not exceed 25% of the principal amount of the offering.











10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  LONG-TERM BOND INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT INC.

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
Williams Cos Inc.     03/05/02 J.P. Morgan Chase      400,000 $89.05  0.05%

Household Finance
7.625% due       30,     0.00%


(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.





10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  HIGH YIELD INVESTMENTS:
  MANAGED BY: ALLIANCE CAPITAL MANAGEMENT LP.

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
Hanger Orthopedic    02/28/02 Lehman Brothers Inc   160,000 $100.00  0.08%





(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.







10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  MULTI-SECTOR FIXED INCOME INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT INC.

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
Williams Cos. Inc.   03/05/02 J.P. Morgan Chase   60,000  $89.05  0.01%

Household Finance
7.000% due   20,000 99.289  0.04%


JP Morgan Chase
Loan Trust
2.14% due               50,000 100.064  0.00%


L-3 Commun    3,000      0.04%
7.625% due 06/15/02


Verizon Global Funding   06/18/02 Bank of America     70,000  99.192 0.01%
6.875% due 06/15/12



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.








10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  EMERGING MARKETS EQUITY INVESTMENTS :
  MANAGED BY: STATE STREET GLOBAL ADVISORS.

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
Maxis Communications  154,000 $1.27  0.03%





(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.








10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  EMERGING MARKETS EQUITY INVESTMENTS :
  MANAGED BY: FOREIGN & COLONIAL EMERGING MARKETS LTD.

September 1, 2001 through August 31, 2002

                     Trade                                        % of
Issuer               Date     Selling Dealer        Amount  Price Issue(1)
Maxis Communications  53,000 $1.27  0.03%





(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.